Exhibit (14)

Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

Voya Investors Trust

We consent to the use of our reports dated February 24, 2016, with respect to the financial statements of Voya Large Cap Growth Portfolio and VY® Invesco Growth and Income Portfolio, each a series of Voya Investors Trust, incorporated herein by reference, and to the references to our firm under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statements/Prospectuses.

/s/ KPMG LLP

Boston, Massachusetts

May 4, 2016